Exhibit 10.4

2011-2 AMENDMENT TO

PRINCESS CRUISES CHIEF EXECUTIVE OFFICER

SUPPLEMENTAL RETIREMENT PLAN

The following Amendment to the 2008 restatement of the Princess Cruises Chief Executive Officer Supplemental Retirement Plan (the “Plan”) is intended to provide for an acceleration of payment of the portion of the remaining Pension (or the Spouse’s Pension payable under Article V) that is included in gross income under P.L. 110-343, Division C, Section 801(d)(2) and that is permitted to be accelerated under Q&A-25 of Notice 2009-8, 2009-4 I.R.B. 347 (“Notice 2009-8”) or under other applicable guidance permitting a change in the time and form of payment of the Pension or Spouse’s Pension without adverse tax consequences under Code Section 409A.

1.	A new Section 3.12(d) is added to the Plan which shall read as follows:

(d) Payment Upon Income Inclusion Under P.L. 110-343, Division C, Section 801(d)(1) that Is Permitted Under Q&A-25 of Notice 2009-8. To the extent that all or a portion of the remaining Pension payable to the Participant (or to the Spouse or Beneficiary if the Participant is not alive) is included in income in 2017 under P.L. 110-343, Division C, Section 8.01(d)(2), and a payment of the portion so included is permitted under Q&A-25 of Notice 2009-8 or additional guidance issued by the IRS without adverse tax consequences under Code Section 409A, the portion so included shall be paid to the Participant, Spouse, or Beneficiary, as applicable, in a cash lump sum on December 31, 2017. The amount of such lump sum payment shall be determined using such actuarial and other assumptions and methodologies that are both (i) agreed to by the Sponsor and the Participant, Spouse, or Beneficiary, as applicable, on or before December 31, 2017, and (ii) not inconsistent with guidance, if any, issued by the Internal Revenue Service concerning the calculation of the payment that is permitted to be made without adverse tax consequences under Code Section 409A. If an amount is paid pursuant to this paragraph (d), then any subsequent payment(s) due under the Plan shall be reduced to take into account the amount previously paid hereunder. The amount of such reduction shall be calculated utilizing the same assumptions as are used in determining the lump sum payment under this paragraph (d).

IN WITNESS WHEREOF, these Amendments have been executed by the Participant and a duly authorized officer of the Compensation Committees of Carnival Corporation and Carnival plc as of the date of execution by the Participant.

COMPENSATION COMMITTEES OF CARNIVAL CORPORATION AND CARNIVAL plc

Date: 12.5.11	By:	/s/ Arnold Donald
Arnold Donald

	Its:	Committee Chair

Date: 12.8.11		/s/ Peter G. Ratcliffe
Peter G. Ratcliffe